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                                                                EXHIBIT 10.16.01

                               FIRST AMENDMENT TO
                         FIREARMS TRAINING SYSTEMS, INC.
                             STOCK OPTION AGREEMENT
                                    SERIES B

         WHEREAS, Firearms Training Systems, Inc., a Delaware corporation (the "Company"), has heretofore granted to the optionee named below (the "Optionee") a non-qualified option to purchase from the company shares of its Class A Common Stock upon and subject to the terms and conditions of a Stock Option Agreement, Series B dated September 18, 1996 (the "Series B Agreement"); and

         WHEREAS, the Company and the Optionee desire to amend the Series B Agreement in certain respects;

         NOW, THEREFORE, the Agreement is amended effective as of 4/17/97 in the following respects:

     1. Subsection ( c ) of Section 3.3 of the Agreement is deleted.

     2. Section 3.5 of the Agreement is amended in the following respects:

     (i) The title of such Section is amended to read as follows: "Change in Control; Disposition of Stock".

     (ii) The first paragraph of such Section is amended to insert " ( a) ( 1 ) " at the beginning thereof, and to delete the phrase "based on its reasonable judgment regarding whether or the extent to which the Company has achieved the EBITDA Targets set forth in Section 2.2 ( a ) " as it appears in the last sentence thereof.

     (iii) A new subsection ( b ) shall be added at the end thereof to read as follows:


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         ( b ) ( 1 ) In the event of a sale to unaffiliated third parties by the entities described in the Company's Prospectus dated November 26, 1996 as the "Centre Entities" or their affiliates of a material percentage of the common stock of the Company then owned by the Centre Entities (a "Disposition"), the Option may become exercisable, in part or in full, to the extent prescribed by the Committee in its sole discretion.

         ( 2 ) The Committee, in its sole discretion, shall determine whether a Disposition warranting the acceleration of vesting of this Option, in part or in full, has occurred for purposes of this subsection, based on such factors as it deems appropriate including, but not limited to, the extend to which the Disposition involves more than ten percent ( 10% ) of the then outstanding common stock of the Company.

     This instrument may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

                                   FIREARMS TRAINING SYSTEMS, INC.

                                   By: /s/ Peter A. Marino
                                       ----------------------------
                                           Peter A. Marino

Accepted this 11th day of
August, 1998.

/s/ Robert F. Mecedy
-------------------------------
Optionee

Print Name:  Robert F. Mecredy




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